Exhibit 24.1

POWER OF ATTORNEY

State Street Corporation

Registration Statement on Form S-4

Each of the undersigned directors and/or officers of State Street Corporation (the “Corporation”), a Massachusetts corporation, hereby names, constitutes and appoints Ronald E. Logue, Edward J. Resch, Jeffrey N. Carp, David C. Phelan and James J. Malerba or any of them, each acting alone, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with the Registration Statement (“Registration Statement”) on Form S-4 (or other appropriate form) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Common Stock, par value $1.00 per share, of the Corporation; and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of Corporation and in the name and on behalf of such officer or director of the Corporation; to attest to the seal of the Corporation thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney on the date set forth opposite such person’s name.

Signature	Title	Date

/S/ RONALD E. LOGUE Ronald E. Logue	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 15, 2007

/S/ EDWARD J. RESCH Edward J. Resch	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 15, 2007

/S/ JAMES J. MALERBA James J. Malerba	Senior Vice President and Corporate Controller (Controller/Principal Accounting Officer)	February 15, 2007

/S/ TENLEY E. ALBRIGHT, M.D. Tenley E. Albright, M.D.	Director	February 15, 2007

/S/ KENNETT F. BURNES Kennett F. Burnes	Director	February 15, 2007

/S/ PETER COYM Peter Coym	Director	February 15, 2007

/S/ NADER F. DAREHSHORI Nader F. Darehshori	Director	February 15, 2007

/S/ AMELIA C. FAWCETT Amelia C. Fawcett	Director	February 15, 2007

/S/ ARTHUR L. GOLDSTEIN Arthur L. Goldstein	Director	February 15, 2007

/S/ DAVID P. GRUBER David P. Gruber	Director	February 15, 2007

Signature	Title	Date

/S/ LINDA A. HILL Linda A. Hill	Director	February 15, 2007

/S/ CHARLES R. LAMANTIA Charles R. LaMantia	Director	February 15, 2007

/S/ MAUREEN J. MISKOVIC Maureen J. Miskovic	Director	February 15, 2007

/S/ RICHARD P. SERGEL Richard P. Sergel	Director	February 15, 2007

/S/ RONALD L. SKATES Ronald L. Skates	Director	February 15, 2007

/S/ GREGORY L. SUMME Gregory L. Summe	Director	February 15, 2007

/S/ DIANA CHAPMAN WALSH Diana Chapman Walsh	Director	February 15, 2007

/S/ ROBERT E. WEISSMAN Robert E. Weissman	Director	February 15, 2007